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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of ImmunoGen, Inc. on Form S-3 to register 2,757,862 shares of common stock of our report (which includes an explanatory paragraph concerning uncertainties surrounding the Company's ability to continue as a going concern), dated August 28, 1996, except for Note K as to which the date is April 4, 1997, on our audits of the consolidated financial statements of ImmunoGen, Inc. as of June 30, 1995 and 1996, and for the three years ended June 30, 1994, 1995 and 1996, which report is included in the Company's 1996 Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A dated April 7, 1997.

         We also consent to the reference to our Firm in the Registration Statement under the caption "Experts."

                                                     COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
July 22, 1997